VIRTUALARMOUR

Investor Presentation (VAI.CSE)



WHO WE ARE

VirtualArmour is a high growth Cyber-Security Managed Services Provider (MSP) that offers proprietary solutions for **Advanced Networking** and **Cybersecurity** business needs through the delivery of:

- **Managed Services** - which includes 24x7x365 alerting, management, monitoring, maintenance and most importantly prevention

- **Professional Services** – which includes design, architecture, consulting, assessments, implementation, migration and training

- **Hardware and Software Resell** – when you need a refresh to the latest technology

Global Presence for Services and Support



- Established Security Operations Centers (SOC) in US and UK
- Operating 24/7/365
- Serving Clients in 30+ Countries across 5 Continents

Market Predictors

1. Cyber crime ***damage costs to hit $6 trillion annually by 2021***

2. Cybersecurity ***spending to exceed $1 trillion from 2017 to 2021***

3. Cyber crime will more than ***triple the number of unfilled cybersecurity jobs*** (3.5 million by 2021)

4. Human attack surface to reach ***4 billion people by 2020***

5. Global ***ransomware damage costs are predicted to exceed $5 billion*** in 2017.



$

Managed Security Services Opportunity



30 Billion
40% of Enterprises will have an MSP by 2020
8 Billion
2015
2020

- Multi-year agreements
- High customer retention
- High margin offering

All figures in USD

Why Invest?

- Rapidly expanding high margin recurring revenue MSP business
- Seasoned executive team with growth experience
- Exploding cybersecurity market
- Top-tier and international customer base
- Proprietary CloudCastr Client Portal and Prevention Platform
- 96% customer retention rate

Proprietary Solutions

CLOUDCASTR - Client Portal and Prevention Platform


VIRTUALARMOUR
Welcome,
ANDY DOUTH
CUSTOMISE DASHBOARD
THREAT INTELLIGENCE
DEVICE MAP / THREAT MAP
DEVICE HEALTH
SUPPORT TICKETS
LOG OUT
THREAT INTELLIGENCE
EVENT RATE & FLOW RATE
04/12/16 08:00 - 04/12/16 14:00
Flow Rate
Event Rate
TOP LOG SOURCES (EVENT COUNT)
26/10/16 20:59 - 27/10/16 02:59
SEVERE THREATS
1. LARGE OUTBOUND TRANSFER OVER 20MB PRECEDED BY NON-MAIL SERVER SENDING MAIL TO SERVERS CATEGORIZED AS SPAM CONTAINING RT_FLOW_SESSION_CLOSE
2. INTERNAL CONNECTION TO HOST CATEGORIZED AS MALWARE CONTAINING RT_FLOW_SESSION_CLOSE

Enabling:

- Unparalleled Responsiveness
- Proactive Client Communication
- One to One Client Management
- Customized Incident Response Protocols

Our Clients

Adobe

FMC Technologies

WESTERN UNION

KinderCare LEARNING CENTERS

cologix

JBT Corporation

KRMC KINGMAN REGIONAL MEDICAL CENTER

CLICKBANK

Colorado Springs Utilities
It's how we're all connected

Teleflex

VARIAN medical systems

ABQ Health Partners

O3b Networks

THE HAIN CELESTIAL GROUP

UNIVERSITY OF COLORADO 1876

DigitalGlobe

Our Technology Partners

- Juniper Networks
- Cisco
- paloalto Networks
- IBM Security — Intelligence. Integration. Expertise.
- ProtectWise
- InfoArmor — Detection is the new prevention
- Carbon Black — Arm your endpoints
- okta
- aruba Networks
- netskope
- CrowdStrike
- splunk>

2016 Cybersecurity Dashboard

$4.29 Billion	268	$19.44 Billion	137
Financing Volume	Financing Transactions	M&A Volume	M&A Transactions

Top Financing Transactions

Date	Company	Amount ($M)
1/13/16	STORAGECRAFT.	187
7/25/16	StackPath	180
6/8/16	CYLANCE	100
2/3/16	SKYBOX SECURITY	96
1/21/16	ForeScout	76
1/28/16	pindrop security	75
7/5/16	DARKTRACE	64
11/7/16	PREVALENT	60



Financing Activity
$3.8
$4.3
2015
2016
Volume ($B)
229
268
2015
2016
# of Deals



Monthly Deal Count Pulse
M&A
Financing
30
25
20
15
10
5
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16



Public Comps
Max 13.2x
Median 5.3x
Min 1.5x
Max 7.9x
Median 4.1x
Min 1.5x
2015
(EV / 2015E)
2016
(EV / 2016E)



M&A EV / Rev Multiples
4.5x
4.9x
2015
2016
(Median EV / LTM Rev)



M&A Activity
$10.5
$19.4
2015
2016
Volume ($B)
142
137
2015
2016
# of Deals

Top M&A Transactions

Target	Acquirer	Amount ($M)
BLUE COAT	Symantec	4,722
McAfee by Intel	TPG	4,200
LifeLock	Symantec	2,362
OPTIV	KKR	1,900
AVG	avast CVC Capital Partners	1,463
Infoblox	Vista Equity Partners	1,254
Dyn	ORACLE	~650
PingIdentity	Vista Equity Partners	600



Specialized Threat Analysis & Protection
Identity & Access Management
Threat Intel / SecOps / IR
Cloud Security
Data Security
Mobile Security
Endpoint Security
Fraud Prevention / Transaction Security
Application Security
Risk & Compliance
Web Security
Industrial / IOT Security
Network Security
Messaging Security
MSSP
Financing Activity
2015
Total: 229
2016
Total: 268
M&A Activity
2015
Total: 142
2016
Total: 137

Source: Momentum Partners

VIRTUALARMOUR

Sustained Multi-Year Growth



$2,401
$8,897
371% Cumulative 6 Year Growth
2010
2016

Management Team



Christopher Blisard
Founder and Chairman



Todd Kannegieter
Founder and CEO



Andrew Douthwaite
Vice President, Managed Services



Nick Dinsmoor
Vice President, Strategy and Marketing



Russ Armbrust
Vice President, Sales



Chad Schamberger
Vice President, Engineering Services



Kyle Duffy
Vice President, Customer Experience

Experienced in growing businesses that excel in service and profitability

Disclaimer

This presentation is not, and nothing in it should be construed as, an offer, invitation or recommendation in respect of the Company's securities, or an offer, invitation or recommendation to sell, or a solicitation of an offer to buy, the facilities or any of the Company's securities in any jurisdiction. Neither this presentation nor anything in it shall form the basis of any contract or commitment. This presentation is not intended to be relied upon as advice to investors or potential investors and does not take into account the investment objectives, financial situation or needs of any investor. All investors should consider such factors in consultation with a professional advisor of their choosing when deciding if an investment is appropriate.

The Company has prepared this presentation based on information available to it, including information derived from public sources that have not been independently verified. No representation or warranty, express or implied, is provided in relation to the fairness, accuracy, correctness, completeness or reliability of the information, opinions or conclusions expressed herein. These projections should not be considered a comprehensive representation of the Company's cash generation performance.

The financial information included in this presentation is preliminary, unaudited and subject to revision upon completion of the Company's closing and audit processes. This financial information has not been adjusted to reflect the outcome of any reorganization of the company's capital structure, the resolution or impairment of any pre-petition obligations, and does not reflect fresh start accounting which the company may be required to adopt.

All forward–looking statements attributable to the Company or person acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document. The financial projections are preliminary and subject to change; the Company undertakes no obligation to update or revise these forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate financial results. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks, and the assumptions underlying the projections may be inaccurate in any material respect. Therefore, the actual results achieved may vary significantly from the forecasts, and the variations may be material.

Thank you.

VirtualArmour
8085 South Chester Street, Suite 108
Centennial, CO 80112
virtualarmour.com